SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by Registrant:                                  [X]
Filed by a Party other than the Registrant:           [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement                [ ] Confidential, for Use  of the
[X] Definitive Proxy Statement                     Commission Only (as)permitted
[ ] Definitive Additional Materials                by Rule 14a-6(e)(2)
[ ] Soliciting Materials Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            CompX International Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) 0-11.

       1) Title of each class of securities to which transaction applies:

       2) Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which the filing fee is calculated and state how it was determined):

       4) Proposed maximum aggregate value of transaction:

       5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act  Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1) Amount Previously Paid:

       2) Form, Schedule or Registration Statement No.:

       3) Filing Party:

       4) Date Filed:

                                [LOGO GOES HERE]

                            CompX International Inc.
                              Three Lincoln Centre
                          5430 LBJ Freeway, Suite 1700
                           Dallas, Texas 75240-2697



                                 April 14, 2004







To Our Stockholders:

     You are cordially invited to attend the 2004 Annual Meeting of Stockholders of CompX International Inc., which will be held on Wednesday, May 19, 2004, at 10:00 a.m., local time, at CompX's corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas. The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

     Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card or voting instruction form in the accompanying envelope as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes.

                                          Sincerely,

                                          /s/ David A. Bowers
                                          David A. Bowers
                                          President and Chief Executive Officer

                            CompX International Inc.
                              Three Lincoln Centre
                          5430 LBJ Freeway, Suite 1700
                           Dallas, Texas 75240-2697

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             To Be Held May 19, 2004



To the Stockholders of CompX International Inc.:

     NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders (the "Meeting") of CompX International Inc., a Delaware corporation ("CompX"), will be held on Wednesday, May 19, 2004, at 10:00 a.m., local time, at CompX's corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas for the following purposes:

     (1) To elect seven directors to serve until the 2005 Annual Meeting of Stockholders and until their successors are duly elected and qualified or their earlier removal, resignation or death; and

     (2) To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

     The board of directors of CompX set the close of business on March 29, 2004 as the record date (the "Record Date") for the Meeting. Only holders of CompX's class A common stock, par value $0.01 per share, and class B common stock, par value $0.01 per share, at the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting. CompX's stock transfer books will not be closed following the Record Date. A complete list of stockholders entitled to vote at the Meeting will be available for examination during normal business hours by any stockholder of CompX, for purposes related to the Meeting, for a period of ten days prior to the Meeting at the place where CompX will hold the Meeting.

     You are cordially invited to attend the Meeting. Whether or not you plan to attend the Meeting in person, please complete, date and sign the accompanying proxy card or voting instruction form and return it promptly in the enclosed envelope to ensure that your shares are represented and voted in accordance with your wishes. You may revoke your proxy by following the procedures set forth in the accompanying proxy statement. If you choose, you may still vote in person at the Meeting even though you previously submitted your proxy.


                                          By Order of the Board of Directors,

                                          /s/ A. Andrew R. Louis
                                          A. Andrew R. Louis, Secretary

Dallas, Texas
April 14, 2004

                            CompX International Inc.
                              Three Lincoln Centre
                          5430 LBJ Freeway, Suite 1700
                           Dallas, Texas 75240-2697

                              ______________________

                                 PROXY STATEMENT
                              ______________________


                               GENERAL INFORMATION

     This proxy statement and the accompanying proxy card or voting instruction form are being furnished in connection with the solicitation of proxies by and on behalf of the board of directors (the "Board of Directors") of CompX International Inc., a Delaware corporation ("CompX"), for use at the 2004 Annual Meeting of Stockholders of CompX to be held on Wednesday, May 19, 2004 and at any adjournment or postponement thereof (the "Meeting"). The accompanying Notice of Annual Meeting of Stockholders (the "Notice") sets forth the time, place and purposes of the Meeting. The Notice, this proxy statement, the accompanying proxy card or voting instruction form and CompX's Annual Report to Stockholders, which includes CompX's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (the "Annual Report"), are first being mailed to the holders of CompX's class A common stock, par value $0.01 per share ("CompX Class A Common Stock"), and CompX"s class B common stock, par value $0.01 per share ("CompX Class B Common Stock" and collectively with the CompX Class A Common Stock, the "CompX Common Stock"), on or about April 14, 2004. CompX's principal executive offices are located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

                  QUORUM, VOTING RIGHTS AND PROXY SOLICITATION

     The record date set by the Board of Directors for the determination of stockholders entitled to notice of, and to vote at, the Meeting was the close of business on March 29, 2004 (the "Record Date"). As of the Record Date, there were 5,124,780 shares of CompX Class A Common Stock and 10,000,000 shares of CompX Class B Common Stock issued and outstanding. Each share of CompX Class A Common Stock entitles its holder to one vote on all matters to be acted on at the Meeting. Each share of CompX Class B Common Stock entitles its holder to ten votes with respect to the election of directors and one vote on all other matters to be acted on at the Meeting. The presence, in person or by proxy, of the holders of a majority of the votes of CompX Common Stock entitled to vote at the Meeting, counted as a single class, is necessary to constitute a quorum for the conduct of business at the Meeting. Shares of CompX Common Stock that are voted to abstain from any business coming before the Meeting and broker/nominee non-votes will be counted as being in attendance at the Meeting for purposes of determining whether a quorum is present.

     If a quorum is present, a plurality of the affirmative votes of the CompX Class A and Class B Common Stock, voting together as a single class, represented and entitled to be voted at the Meeting, is necessary to elect each director of CompX. The accompanying proxy card or voting instruction form provides space for a stockholder to withhold authority to vote for any of the nominees of the Board of Directors. Neither shares as to which the authority to vote on the election of directors has been withheld nor broker/nominee non-votes will be counted as affirmative votes to elect director nominees to the Board of Directors. However, since director nominees need only receive the vote of a plurality of the votes represented and entitled to vote at the Meeting, a vote withheld from a particular nominee will not affect the election of such nominee.

     Except as applicable laws may otherwise provide, if a quorum is present, the approval of any other matter that may properly come before the Meeting will require the affirmative vote of a majority of the votes represented and entitled to vote at the Meeting. Shares of CompX Common Stock that are voted to abstain from any other business coming before the Meeting and broker/nominee non-votes will not be counted as votes for or against any such other matter.

     Unless otherwise specified, the agents designated in the proxy card or voting instruction form will vote the shares represented by a proxy at the Meeting "FOR" the election of the nominees for director of the Board of Directors and, to the extent allowed by the federal securities laws, in the discretion of the agents on any other matter that may properly come before the Meeting.

     Computershare Investor Services, L.L.C. or its successor ("Computershare"), the transfer agent and registrar for CompX Class A and Class B Common Stock as of the Record Date, has been appointed by the Board of Directors to ascertain the number of shares represented, receive proxies and ballots, tabulate the vote and serve as inspector of election at the Meeting.

     Each holder of record of CompX Common Stock giving the proxy enclosed with this proxy statement may revoke it at any time prior to the voting at the Meeting by delivering to Computershare a written revocation of the proxy or a duly executed proxy bearing a later date or by voting in person at the Meeting. Attendance by a stockholder at the Meeting will not in itself constitute the revocation of such stockholder's proxy.

     Employees participating in the CompX Contributory Retirement Plan, as amended (the "CompX 401(k) Plan"), who are beneficial owners of CompX Class A Common Stock under such plan may use the enclosed voting instruction form to instruct the plan trustee how to vote the shares held for such employees. The trustee will, subject to the terms of the plan, vote in accordance with such instructions.

     The Board of Directors is making this proxy solicitation. CompX will pay all expenses related to the solicitation, including charges for preparing, printing, assembling and distributing all materials delivered to stockholders. In addition to the solicitation by mail, directors, officers and regular employees of CompX may solicit proxies by telephone or in person, for which such persons will receive no additional compensation. CompX has retained Georgeson
Shareholder Communications, Inc. to aid in the distribution of this proxy statement and related materials at a cost CompX estimates at $1,400. Upon request, CompX will reimburse banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in distributing proxy materials and voting instructions to the beneficial owners of CompX Class A Common Stock that such entities hold of record.

                               CONTROLLED COMPANY

     Valcor, Inc. ("Valcor") directly holds 100% of the outstanding shares of CompX Class B Common Stock as of the Record Date, which represents approximately 66.1% of the outstanding shares of CompX Class A and B Common Stock combined. Valcor is a wholly owned subsidiary of Valhi, Inc. ("Valhi"). TIMET Finance Management Company ("TFMC") is a wholly owned subsidiary of Titanium Metals Corporation ("TIMET"). TIMET is also related to Valhi. Valcor, TFMC, TIMET and Valhi are all related to Contran Corporation ("Contran"). TFMC and Valhi directly hold approximately 24.6% and 7.3%, respectively, of the outstanding shares of CompX Class A Common Stock as of the Record Date (approximately 8.3% and 2.5%, respectively, of the combined voting power of the CompX Common Stock). Together Valcor, TFMC and Valhi hold approximately 76.9% of the combined voting power of the CompX Common Stock (approximately 96.7% for the election of directors) as of the Record Date. Harold C. Simmons may be deemed to control TFMC, TIMET, Valcor, Valhi and Contran.

     Valcor, TFMC and Valhi have each indicated their intention to have their shares of CompX Common Stock represented at the Meeting and voted "FOR" the election of each of the nominees for director of the Board of Directors. If Valcor alone attends the Meeting in person or by proxy and votes as indicated, the Meeting will have a quorum present and the stockholders will elect all the nominees for the Board of Directors.

     Because of the CompX Common Stock ownership of Valcor, TFMC and Valhi, CompX is considered a controlled company under the listing standards of the New York Stock Exchange (the "NYSE"). Pursuant to the listing standards, a controlled company may choose not to have a majority of independent directors, independent compensation, nominating or corporate governance committees or charters for these committees. CompX has chosen not to have a majority of independent directors or an independent nominating or corporate governance committee. The Board of Directors believes that the full Board of Directors best represents the interests of all of CompX's stockholders and that it is appropriate for all matters that would be considered by a nominating or corporate governance committee to be considered and acted upon by the full Board of Directors. Applying the requirements of the NYSE listing standards, the Board of Directors has determined that three of its directors are independent and have no material relationship with CompX. While the members of CompX's management development and compensation committee (the "MD&C Committee") currently satisfy the independence requirements of the NYSE listing standards, CompX has chosen not to satisfy all of the NYSE listing standards for a compensation committee. See "Meetings and Committees of the Board of Directors" for more information on the committees of the Board of Directors. See also "Stockholder Proposals for the 2005 Annual Meeting" for a description of CompX's policies and procedures for stockholder nominations of directors.

                              ELECTION OF DIRECTORS

     The bylaws of CompX provide that the Board of Directors shall consist of one or more members as determined by the Board of Directors or the stockholders. The Board of Directors has currently set the number of directors at seven. The directors elected at the Meeting will hold office until the 2005 Annual Meeting of Stockholders and until their successors are duly elected and qualified or their earlier removal, resignation or death.

     All of the nominees are currently directors of CompX whose terms will expire at the Meeting. All of the nominees have agreed to serve if elected. If any nominee is not available for election at the Meeting, a proxy will be voted "FOR" an alternate nominee to be selected by the Board of Directors, unless the stockholder executing such proxy withholds authority to vote for such nominee. The Board of Directors believes that all of its present nominees will be available for election at the Meeting and will serve if elected.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE FOLLOWING NOMINEES FOR DIRECTOR.

     Nominees for Director. The respective nominees for election as directors of CompX for terms expiring at the 2005 Annual Meeting of Stockholders have provided the following information.

     Paul M. Bass, Jr., age 68, has been a director of CompX since 1997 and is a member of CompX's audit committee and chairman of the MD&C Committee. Mr. Bass also serves as a director of Keystone Consolidated Industries, Inc. ("Keystone"), a steel fabricated wire products, industrial wire and carbon steel rod company related to Contran. From prior to 1999, Mr. Bass has served as vice chairman of First Southwest Company, a privately owned investment banking firm. Mr. Bass is also chairman of the board of MACC Private Equities Inc. Mr. Bass is currently serving as chairman of the board of trustees of the Southwestern Medical Foundation.

     David A. Bowers, age 66, has served as CompX's president and chief executive officer since 2002. He has also served as CompX's vice chairman of the board since 2000 and as a director of CompX since 1993. Mr. Bowers has continuously served in various executive officer positions for CompX or its predecessors since prior to 1999. Mr. Bowers has been employed by CompX and its predecessors since 1960 in various sales, marketing and executive positions, having been named president of CompX's security products and related businesses in 1979. Mr. Bowers is a trustee and chairman of the board of Monmouth College, Monmouth, Illinois.

     Keith R. Coogan, age 51, has served as a director of CompX since 2002 and is the chairman of CompX's audit committee. Mr. Coogan is chief executive officer of Software Spectrum, Inc., a global business-to-business software services provider that is currently a wholly owned subsidiary of Level 3 Communications, but from 1991 to 2002 was a publicly traded corporation. From 1990 to 2002, he served in various other executive officer positions of Software Spectrum, including vice president of finance and operations and chief operating officer. Mr. Coogan is also a director of Keystone and chairman of its audit committee.

     Edward J. Hardin, age 61, has served as a director of CompX since 1997. Mr. Hardin has been a partner of the law firm of Rogers & Hardin LLP since its formation in 1976.

     Ann Manix, age 51, has served as a director of CompX since 1998 and is a member of CompX's audit committee and the MD&C Committee. Since prior to 1999, Ms. Manix has served as a managing partner of Ducker Research Corporation, a privately held industrial research firm.

     Glenn R. Simmons, age 76, has served as chairman of the board of CompX since 2000 and a director of CompX since 1993. From October 2000 to December 2000, Mr. Simmons served as chief executive officer of CompX. Mr. Simmons has been vice chairman of the board of Valhi and Contran since prior to 1999. Mr. Simmons also serves as chairman of the board of Keystone; as a director of
Valhi's majority owned subsidiary, NL Industries, Inc. ("NL"), and its subsidiary, Kronos Worldwide, Inc. ("Kronos Worldwide"), both engaged in the manufacture of titanium dioxide pigments; and as a director of TIMET, an integrated producer of titanium metals products that is related to Valhi. In February 2004, Keystone filed a voluntary petition for reorganization under federal bankruptcy laws. Mr. Simmons has been an executive officer or director of various companies related to Contran since 1969. Mr. Simmons is a brother of Harold C. Simmons. See footnote (4) to the "Security Ownership-Ownership of CompX" table below for a description of certain entities that Harold C. Simmons may be deemed to control, including, Contran, Valhi and CompX.

     Steven L. Watson, age 53, has served as a director of CompX since 2000. Mr. Watson has been chief executive officer of Valhi since 2002 and president and a director of Valhi and Contran since prior to 1999. Mr. Watson also serves as a director of Keystone, Kronos Worldwide, NL and TIMET. Mr. Watson has served as an executive officer or director of various companies related to Valhi and Contran since 1980.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held three meetings and took action by written consent in lieu of a meeting on two occasions in 2003. Each director participated in at least 75% of all of the 2003 meetings of the Board of Directors and its committees on which the director served at the time. It is CompX's policy that each director attend its annual meeting of stockholders, which is generally held immediately before the annual meeting of the Board of Directors. All members of the Board of Directors attended CompX's 2003 annual stockholders meeting.

     The Board of Directors has established and delegated authority to the following two standing committees.

          Audit Committee. The audit committee assists the Board of Directors' oversight responsibilities relating to the financial accounting and reporting processes and auditing processes of CompX. The responsibilities of the audit committee are more specifically set forth in the audit committee charter attached as Appendix A to this proxy statement. Applying the requirements of the NYSE listing standards and Securities and Exchange Commission ("SEC") regulations, as applicable, the Board of Directors has determined that

         - each member of the audit committee is financially literate and independent and has no material relationship with CompX; and

         -  Mr. Keith R. Coogan is the "audit committee financial expert."

          No member of the audit committee serves on more than three public company audit committees. For further information on the role of the audit committee, see "Independent Auditor Matters-Audit Committee Report." The current members of the audit committee are Keith R. Coogan (chairman), Paul
     M. Bass, Jr. and Ann Manix. The audit committee held nine meetings in 2003.

          Management Development and Compensation Committee. The principal responsibilities of the MD&C Committee are to review and approve certain matters involving executive compensation; to take action or to review and approve certain matters regarding CompX's employee benefit plans or programs; to administer and grant awards under the CompX International Inc. 1997 Long-Term Incentive Plan (the "1997 Plan"); to approve certain annual incentive compensation awards; and to review and administer such other compensation matters as the Board of Directors may direct from time to time. The Board of Directors has determined that each member of the MD&C Committee is independent by applying the requirements of the NYSE listing standards. For further information on the role of the MD&C Committee, see "Report On Executive Compensation." The current members of the MD&C Committee are Paul M. Bass, Jr. (chairman) and Ann Manix. The MD&C Committee held two meetings and took action by written consent in lieu of a meeting on one occasion in 2003. The MD&C Committee does not have a written charter.

          The Board of Directors is expected to elect the members of the standing committees at the Board of Directors annual meeting immediately following the Meeting. The Board of Directors has previously established, and from time to time may establish, other committees to assist it in the discharge of its responsibilities.

                               EXECUTIVE OFFICERS

     Set forth below is certain information relating to the current executive officers of CompX. Each executive officer serves at the pleasure of the Board of Directors. Biographical information with respect to Glenn R. Simmons and David
A. Bowers is set forth under "Election of Directors-Nominees for Director."

            Name                   Age               Position(s)
----------------------------       ---   -----------------------------------------------------------------
Glenn R. Simmons............       76    Chairman of the Board
David A. Bowers.............       66    Vice Chairman of the Board, President and Chief Executive Officer
Darryl R. Halbert...........       39    Vice President, Chief Financial Officer and Controller
Scott C. James..............       38    Vice President

     Darryl R. Halbert has served as CompX's chief financial officer since December 2002 and as vice president and controller of CompX since August 2001. From 1999 to 2001, Mr. Halbert served as chief operating officer, chief financial officer and secretary of Image2Web, Inc., a subsidiary of Micrografx, Inc.

     Scott C. James has served as vice president of CompX since 2002 and president of CompX Security Products Inc., a wholly owned subsidiary of CompX, since 2002. Since 1992, Mr. James has served in various sales, marketing and executive positions with CompX's security products operations.

                               SECURITY OWNERSHIP

     Ownership of CompX. The following table and footnotes set forth as of the Record Date the beneficial ownership, as defined by regulations of the SEC, of CompX Class A and Class B Common Stock held by each person or group of persons known to CompX to own beneficially more than 5% of the outstanding shares of CompX Class A or Class B Common Stock, each director of CompX, each current executive officer of CompX named in the Summary Compensation Table in this proxy statement (a "named executive officer") and all current directors and executive officers of CompX as a group. See footnote (4) below for information concerning individuals and entities that may be deemed to own indirectly and beneficially those shares of CompX Common Stock that Valcor, TFMC and Valhi directly hold. All information is taken from or based upon ownership filings made by such persons with the SEC or upon information provided by such persons.

                                                                                                         CompX Class
                                                                                                         A and Class
                                                                                                          B Common
                                       CompX Class A Common Stock         CompX Class B Common Stock       Stock
                                    --------------------------------    ------------------------------    Combined
                                      Amount and Nature of  Percent       Amount and Nature              Percent of
                                         Beneficial         of Class        of Beneficial     Percent      Class
Beneficial Owner                         Ownership (1)       (1)(2)          Ownership (1)    of Class     (1)(2)
-------------------------------     ----------------------  --------    --------------------  --------   -----------
Harold C. Simmons (3).........             82,300  (4)        1.6%                 -0-  (4)      -0-          *
   Valcor, Inc. (3)...........                -0-  (4)         -0-          10,000,000  (4)     100%        66.1%
   TIMET Finance Management
     Company (3)..............          1,259,210  (4)        24.6%                -0-  (4)      -0-         8.3%
   Valhi, Inc. (3)............            374,000  (4)         7.3%                -0-  (4)      -0-         2.5%
   Spouse.....................             20,000  (4)          *                  -0-  (4)      -0-          *
                                       ----------                          -----------
                                        1,735,510  (4)        33.9%         10,000,000  (4)     100%        77.6%

Dalton, Greiner, Hartman, Maher
   & Co.......................            829,100  (5)        16.2%                -0-           -0-         5.5%
Rutabaga Capital Management...            795,710  (6)        15.5%                -0-           -0-         5.3%
Royce & Associates, LLC.......            482,200  (7)         9.4%                -0-           -0-         3.2%
MassMutual Institutional Funds
   - MassMutual Small Cap Value
   Equity Fund................            446,300  (8)         8.7%                -0-           -0-         3.0%
Yale University...............            295,350  (9)         5.8%                -0-           -0-         2.0%

Paul M. Bass, Jr..............             10,100  (10)         *                  -0-           -0-          *
David A. Bowers...............             96,000  (10)        1.8%                -0-           -0-          *
Keith R. Coogan...............              1,500               *                  -0-           -0-          *
Edward J. Hardin..............             13,600  (10)         *                  -0-           -0-          *
Ann Manix.....................              9,100  (10)         *                  -0-           -0-          *
Glenn R. Simmons..............             67,100  (4)(10)     1.3%                -0-           -0-          *
Steven L. Watson..............             17,600  (4)(10)      *                  -0-           -0-          *
Darryl R. Halbert.............              5,000  (10)         *                  -0-           -0-          *
Scott C. James................             25,864  (10)         *                  -0-           -0-          *
All current directors and
   executive officers of CompX
   as a group (9 persons) ....            245,864  (4)(10)     4.6%                -0-           -0-         1.6%

________________
* Less than 1%.

(1) Except as otherwise noted, the listed entities, individuals and group have sole investment power and sole voting power as to all shares of CompX
     Common Stock set forth opposite their names. The number of shares and percentage of ownership of CompX Common Stock for each person or group assumes the exercise by such person or group (exclusive of the exercise by others) of stock options that such person or group may exercise within 60 days subsequent to the Record Date.

(2) The percentages are based on 5,124,780 shares of CompX Class A Common Stock outstanding as of the Record Date.

(3) The business address of Valcor, Valhi and Harold C. Simmons is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697. The business address of TFMC is 300 Delaware Avenue, 9th Floor, Wilmington, Delaware 19801.

(4) Valhi is the direct holder of 100% of the outstanding common stock of Valcor. TIMET is the direct holder of 100% of the outstanding common stock of TFMC. Tremont LLC ("Tremont"), The Combined Master Retirement Trust (the "CMRT"), Harold C. Simmons' spouse and Valhi are the direct holders of approximately 39.7%, 8.4%, 6.3% and 1.2% of the outstanding TIMET common stock, par value $0.01 per share ("TIMET Common Stock"). The TIMET Common Stock ownership of Mr. Simmons' spouse is based on the 1,600,000 6 5/8% Convertible Preferred Securities, Beneficial Unsecured Convertible Securities of TIMET Capital Trust I (the "BUCs") that she directly owns, which are convertible into 214,240 shares of TIMET Common Stock. The TIMET Common Stock ownership of Valhi includes 1,968 shares of TIMET Common Stock that Valhi has the right to acquire upon conversion of 14,700 BUCs that Valhi directly holds. The percentage ownership of TIMET Common Stock held by Mr. Simmons' spouse and Valhi assumes the full conversion of only the BUCS she or Valhi owns, respectively.

     As of the Record Date, Valhi holds, directly and indirectly through TFMC and Valcor, approximately 76.9% of the combined voting power of the CompX Common Stock (approximately 96.7% for the election of directors). In certain instances, shares of CompX Class B Common Stock are automatically convertible into shares of CompX Class A Common Stock.

     Valhi Group, Inc. ("VGI"), National City Lines, Inc. ("National"), Contran, the Harold Simmons Foundation, Inc. (the "Foundation"), the Contran Deferred Compensation Trust No. 2 (the "CDCT No. 2") and the CMRT are the direct holders of approximately 77.6%, 9.1%, 3.1%, 0.9%, 0.4% and 0.1%, respectively, of the outstanding shares of Valhi common stock, par value $0.01 per share ("Valhi Common Stock"). National, NOA, Inc. ("NOA") and Dixie Holding Company ("Dixie Holding") are the direct holders of approximately  73.3%,  11.4% and 15.3%,  respectively,  of the  outstanding common stock of VGI. Contran and NOA are the direct holders of approximately 85.7% and 14.3%, respectively, of the outstanding common stock of National. Contran and Southwest Louisiana Land Company, Inc. ("Southwest") are the direct holders of approximately 49.9% and 50.1%, respectively, of the outstanding common stock of NOA. Dixie Rice Agricultural Corporation, Inc. ("Dixie Rice") is the direct holder of 100% of the outstanding common stock of Dixie Holding. Contran is the holder of 100% of the outstanding common stock of Dixie Rice and approximately 88.9% of the outstanding common stock of Southwest.

     Substantially all of Contran' outstanding voting stock is held by trusts established for the benefit of certain children and grandchildren of Harold
     C. Simmons (the "Trusts"), of which Mr. Simmons is the sole trustee. As sole trustee of the Trusts, Mr. Simmons has the power to vote and direct the disposition of the shares of Contran stock held by the Trusts. Mr. Simmons, however, disclaims beneficial ownership of any Contran shares that the Trusts hold.

     Harold C. Simmons is the chairman of the board of Tremont, Valcor, Valhi, VGI, National, NOA, Dixie Holding, Dixie Rice, Southwest and Contran. By virtue of the holding of the offices, the stock ownership and his services as trustee, all as described above, Mr. Simmons may be deemed to control certain of such entities, and Mr. Simmons and certain of such entities may be deemed to possess indirect beneficial ownership of the shares of CompX Common Stock that Valcor, TFMC or Valhi hold directly. Mr. Simmons, however, disclaims beneficial ownership of the shares of CompX Common Stock beneficially owned, directly or indirectly, by any of such entities.

     Harold C. Simmons'spouse is the direct beneficial owner of 20,000 shares of CompX Class A Common Stock, or approximately 0.4% of the outstanding CompX Class A Common Stock. Mr. Simmons may be deemed to share indirect beneficial ownership of such shares. Mr. Simmons disclaims all such beneficial ownership.

     Glenn R. Simmons and Steven L. Watson are directors and executive officers of Valhi and Contran. Messrs. Glenn Simmons and Watson disclaim beneficial ownership of any shares of CompX Common Stock directly or indirectly held by Contran, Valhi or any of their subsidiaries.

     The Foundation directly holds approximately 0.9% of the outstanding shares of Valhi Common Stock. The Foundation is a tax-exempt foundation organized for charitable purposes. Harold C. Simmons is the chairman of the board of the Foundation. Mr. Simmons, however, disclaims beneficial ownership of any shares of Valhi Common Stock the Foundation holds.

     The CDCT No. 2 directly holds approximately 0.4% of the outstanding shares of Valhi Common Stock. U.S. Bank National Association serves as trustee of the CDCT No. 2. Contran established the CDCT No. 2 as an irrevocable "rabbi trust" to assist Contran in meeting certain deferred compensation obligations that it owes to Harold C. Simmons. If the CDCT No. 2 assets are insufficient to satisfy such obligations, Contran must satisfy the balance of such obligations. Pursuant to the terms of the CDCT No. 2, Contran retains the power to vote the shares held by the CDCT No. 2, retains dispositive power over such shares and may be deemed the indirect beneficial  owner of such shares.  Mr.  Simmons,  however,  disclaims  such beneficial ownership of the shares beneficially owned, directly or indirectly, by the CDCT No. 2, except to the extent of his interest as a beneficiary of the CDCT No. 2.

     The CMRT directly holds approximately 8.4% of the outstanding shares of TIMET common stock and 0.1% of the outstanding shares of Valhi Common Stock. Valhi established the CMRT to permit the collective investment by master trusts that maintain the assets of certain employee benefit plans Valhi and related companies adopt. Harold C. Simmons is the sole trustee of the CMRT and a member of the trust investment committee for the CMRT. Paul
     M. Bass, Jr. is also a member of the trust investment committee for the CMRT. Valhi's board of directors selects the trustee and members of the trust investment committee for the CMRT. Harold C. Simmons, Glenn R. Simmons and Steven L. Watson are members of Valhi's board of directors and along with David A. Bowers are participants in one or more of the employee benefit plans that invest through the CMRT. Each of such persons disclaims beneficial ownership of the shares the CMRT holds, except to the extent of his individual vested beneficial interest, if any, in the assets the CMRT holds.

     Valmont Insurance Company ("Valmont"), NL and a subsidiary of NL directly hold 1,000,000, 3,522,967 and 1,186,200 shares, respectively, of Valhi Common Stock. Valmont is a wholly owned subsidiary of Valhi. NL is a majority-owned subsidiary of Valhi. Pursuant to Delaware law, Valhi treats the shares that Valmont, NL and NL's subsidiary directly hold as treasury stock for voting purposes and for purposes of calculating the percentage ownership of the outstanding shares of Valhi Common Stock as of the Record Date in this proxy statement such shares are not deemed outstanding.

     A trust of which Harold C. Simmons and his spouse are co-trustees and the beneficiaries are the grandchildren of his spouse is the direct holder of 4,760 shares of TIMET Common Stock. Mr. Simmons disclaims beneficial ownership of these shares.

     The business address of VGI, National, NOA, Dixie Holding, the Foundation, the CMRT and Contran is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697. The business address of Dixie Rice is 600 Pasquiere Street, Gueydan, Louisiana 70542. The business address of Southwest is 402 Canal Street, Houma, Louisiana 70360.

(5) Based on Amendment No. 5 to Schedule 13G dated February 4, 2004 Dalton, Greiner, Hartman, Maher & Co. ("Dalton Greiner") filed with the SEC. Dalton Greiner has sole voting power over 802,858 of these shares and sole dispositive power over all of these shares. The address of Dalton Greiner is 1100 Fifth Avenue South, Suite 301, Naples, Florida 34102.

(6) Based on Amendment No. 4 to Schedule 13G dated February 4, 2004 Rutabaga Capital Management ("Rutabaga") filed with the SEC. Rutabaga is an investment advisor that has sole dispositive power over all of these shares, sole voting power over 319,260 of these shares and shared voting power over 476,450 of these shares. The address of Rutabaga is 64 Broad Street, 3rd Floor, Boston, Massachusetts 02109.

(7) Based on Amendment No. 1 to Schedule 13G dated January 30, 2004 Royce & Associates, LLC ("Royce") filed with the SEC. The address of Royce is 1414 Avenue of the Americas, New York, New York 10019.

(8) Based on Amendment No. 1 to Schedule 13G dated February 7, 2000 MassMutual Institutional Funds - MassMutual Small Cap Value Equity Fund ("MassMutual") filed with the SEC. These shares represent shares that the MassMutual Institutional Funds own for which Massachusetts Mutual Life Insurance Company is an investment advisor. The address of MassMutual is 1295 State Street, Springfield, Massachusetts 01111.

(9) Based on a Schedule 13G dated February 13, 2004 Yale University ("Yale") filed with the SEC. Yale has shared voting and dispositive power over all of these shares. The address of Yale is to the attention of the Investments Office, 55 Whitney Avenue, 5th Floor, New Haven, Connecticut 06510-1300.

(10) The shares of CompX Class A Common Stock shown as beneficially owned by such person include the following number of shares such person has the right to acquire upon the exercise of stock options granted pursuant to the 1997 Plan that such person may exercise within 60 days subsequent to the Record Date:

                                         Shares of CompX Class A Common
                                            Stock Issuable Upon the
                                           Exercise of Stock Options
          Name of Beneficial Owner         On or Before May 28, 2004
         ---------------------------     ------------------------------
         Paul M. Bass, Jr...........                  6,600
         David A. Bowers............                 72,000
         Edward J. Hardin...........                  6,600
         Ann Manix..................                  5,600
         Glenn R. Simmons...........                 55,600
         Steven L. Watson...........                 13,600
         Darryl R. Halbert..........                  4,000
         Scott C. James.............                 24,800

     CompX understands that Contran and related entities may acquire or dispose of shares of CompX Common Stock through open-market or privately negotiated transactions, depending upon future developments, including, but not limited to, the availability and alternative uses of funds, the performance of CompX Class A Common Stock in the market, an assessment of the business of and prospects for CompX, financial and stock market conditions and other factors deemed relevant by such entities. CompX may similarly consider acquisitions of shares of CompX Class A Common Stock and acquisitions or dispositions of securities issued by related entities.

     Ownership of TIMET and Valhi. CompX directors and executive officers own equity securities of certain CompX related companies. The following table and footnotes set forth the beneficial ownership, as of the Record Date, of the shares of TIMET and Valhi Common Stock held by each director of CompX, each named executive officer and all current directors and executive officers of CompX as a group. All information is taken from or based upon ownership filings made by such persons with the SEC or upon information provided by such persons.


                                          TIMET Common Stock               Valhi Common Stock
                                   -------------------------------    -------------------------------
                                   Amount and Nature    Percent of    Amount and Nature    Percent of
                                    of Beneficial         Class         of Beneficial         Class
Name of Beneficial Owner            Ownership (1)         (1)(2)        Ownership (1)         (1)(3)
---------------------------------  -----------------    ----------    -----------------    ----------
Paul M. Bass, Jr.................     -0-                  -0-             -0-  (4)           -0-
David A. Bowers..................     -0-                  -0-             -0-  (4)           -0-
Keith R. Coogan..................     -0-                  -0-             -0-                -0-
Edward J. Hardin.................     -0-                  -0-           4,000                 *
Ann Manix........................     -0-                  -0-             -0-                -0-
Glenn R. Simmons.................   1,000  (4)(5)(6)        *           13,247  (4)            *
Steven L. Watson.................   3,050  (4)(5)           *          117,246  (4)(5)         *
Darryl R. Halbert................     -0-                  -0-             -0-                -0-
Scott C. James...................     -0-                  -0-             -0-                -0-
All current directors and
   executive officers of
   CompX as a group
   (9 persons)...................   4,050  (4)(5)(6)        *          134,493  (4)(5)         *

________________
*  Less than 1%.

(1) Except as otherwise noted, the listed individuals and group have sole investment power and sole voting power as to all shares set forth opposite their names. The number of shares and percentage of ownership for each person or group assumes the exercise by such person or group (exclusive of others) of stock options that such person or group may exercise within 60 days subsequent to the Record Date.

(2) The percentages are based on 3,179,602 shares of TIMET Common Stock outstanding as of the Record Date.

(3) The percentages are based on 119,466,678 shares of Valhi Common Stock outstanding as of the Record Date. For purposes of calculating the outstanding shares of Valhi Common Stock as of the Record Date, 1,000,000, 3,522,967 and 1,186,200 shares of Valhi Common Stock held by Valmont, NL and a subsidiary of NL, respectively, are excluded from the amount of Valhi Common Stock outstanding. Pursuant to Delaware corporate law, Valhi treats these excluded shares held by these majority owned subsidiaries as treasury stock for voting purposes.

(4) Excludes certain shares that such individual may be deemed to indirectly and beneficially own as to which such individual disclaims beneficial ownership. See footnote (4) to the "Ownership of CompX" table.

(5) The shares of TIMET Common Stock or Valhi Common Stock shown as beneficially owned by such person or group include the following number of shares such person or group has the right to acquire upon the exercise of stock options granted pursuant to TIMET or Valhi stock option plans that such person or group may exercise within 60 days subsequent to the Record
     Date:

                                                      Shares of TIMET Common Stock    Shares of Valhi Common Stock
                                                       Issuable Upon the Exercise     Issuable Upon the Exercise of
                                                            of Stock Options                  Stock Options
                  Name of Beneficial Owner               On or Before May 28, 2004       On or Before May 28, 2004
         -----------------------------------------    ----------------------------    -----------------------------
         Glenn R. Simmons.........................                1,000                              -0-
         Steven L. Watson.........................                1,500                          100,000

(6) The shares of Valhi Common Stock shown as beneficially owned by Glenn R. Simmons include 800 shares his wife holds in her retirement account, with respect to which shares he disclaims beneficial ownership.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
                              AND OTHER INFORMATION

     Compensation of Directors. Directors of CompX who are not employees of CompX or its subsidiaries are entitled to receive compensation for their services as directors. Directors who received such compensation in 2003 were Paul M. Bass, Jr., Keith R. Coogan, Edward J. Hardin, Ann Manix, Glenn R. Simmons and Steven L. Watson.

     Prior to May 19, 2003, nonemployee directors received quarterly retainers of $3,750, plus a fee of $1,000 per day for attendance at meetings and at a daily rate ($125 per hour) for other services rendered on behalf of the Board of Directors or committees thereof. Directors also received quarterly retainers of $250 for each committee on which they served.

     Beginning on May 19, 2003, nonemployee directors received quarterly retainers of $5,000 plus a fee of $1,000 per day for attendance at meetings and at a daily rate ($125 per hour) for other services rendered on behalf of the Board of Directors or committees thereof. Directors also received quarterly retainers of $500 for each committee on which they served. After May 19, 2003, if any nonemployee director dies while serving on the Board of Directors, his or her designated beneficiary or estate will be entitled to receive a death benefit equal to the amount of the annual retainer then in effect.

     Throughout the year, CompX reimbursed its nonemployee directors for reasonable expenses incurred in attending meetings and in the performance of other services rendered on behalf of the Board of Directors or its committees.

     On  May  19,  2003,   the  Board  of  Directors  also  changed  the  equity
compensation paid to the nonemployee directors. The Board of Directors terminated the annual grant of stock options to the nonemployee directors but authorized a grant of shares of CompX Class A Common Stock to each nonemployee director on the date of each annual stockholders meeting as determined by the following formula based on the closing price of a share of CompX Class A Common Stock on the date of grant.

       Range of Closing Price Per    Shares of Class A Common
       Share on the Date of Grant       Stock to Be Granted
       --------------------------    ------------------------
         Under $5.00                           2,000
         $5.00 to $9.99                        1,500
         $10.00 to $20.00                      1,000
         Over $20.00                             500

As a result of the $5.55 per share closing price of CompX Class A Common Stock on May 19, 2003, each nonemployee director received a grant of 1,500 shares CompX Class A Common Stock.

     Summary of Cash and Certain Other Compensation of Executive Officers. The Summary Compensation Table set forth below provides information concerning annual and long-term compensation paid or accrued by CompX and its subsidiaries for services rendered to CompX and its subsidiaries during 2003, 2002 and 2001 by CompX's chief executive officer and each of CompX's two other most highly compensated executive officers whose total salary and bonus or cost to CompX in 2003 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                             Long Term
                                                                          Compensation (1)
                                                                          ----------------
                                                                              Awards
                                                                          ----------------
                                            Annual Compensation (2)           Shares
            Name and                 -----------------------------------    Underlying       All Other
         Principal Position          Year     Salary          Bonus         Options (#)     Compensation
-----------------------------------  -----  -------------  -------------  ----------------  -------------
David A. Bowers....................  2003   $ 296,646      $ 175,000                -0-     $  19,024 (3)
Vice Chairman of the Board,          2002     258,750         80,000                -0-        21,281 (3)
   President and Chief               2001     248,079         25,000             30,000        16,668 (3)
   Executive Officer

Darryl R. Halbert (4)..............  2003     215,000 (4)        -0- (4)            -0-           -0- (4)
Vice President, Chief Financial      2002     136,930         60,000                -0-         5,335 (3)
   Officer and Controller            2001      40,868         20,000             10,000           -0- (3)

Scott C. James (5).................  2003     178,075        100,000                -0-        19,024 (3)
Vice President                       2002     151,175         60,000                -0-        21,187 (3)

___________________________________

(1) No shares of restricted stock were granted to the named executive officers nor payouts made to the named executive officers pursuant to long-term incentive plans during the last three years. Therefore, the columns for such compensation have been omitted.

(2) Other annual compensation for each of the named executive officers included perquisites, which perquisites were less than the level required for reporting. Therefore, the column for other annual compensation has been omitted.

(3) All other compensation for 2003, 2002, and 2001 for Messrs. Bowers, Halbert and James consisted of CompX's matching contributions to certain of their accounts under the CompX 401(k) Plan and CompX's contributions to certain of their accounts under the CompX Capital Accumulation Pension Plan, a defined contribution plan (the "CAP Plan"), as follows:

                                                        Employer's
                                                        CompX 401(k)    Employer's
                                                        Plan Matching    CAP Plan
             Named Executive Officer           Year     Contributions  Contributions        Total
     --------------------------------------    ----     -------------  -------------     -------------
     David A. Bowers.......................    2003     $   8,426       $    10,598      $   19,024
                                               2002         8,889            12,392          21,281
                                               2001         7,194             9,474          16,668

     Darryl R. Halbert.....................    2003           -0- (a)           -0- (a)         -0- (a)
                                               2002         2,644             2,691           5,335
                                               2001           -0-               -0-             -0-

     Scott C. James........................    2003         8,426            10,598          19,024
                                               2002         8,795            12,392          21,187

     (a) Mr. Halbert became an employee of Contran effective January 1, 2003.

(4) Mr. Halbert became an executive officer of CompX as of August 20, 2001. Effective January 1, 2003, Mr. Halbert became an employee of Contran and now provides executive officer services to CompX pursuant to the intercorporate services agreement between Contran and CompX (the "Contran ISA"). For 2003, the amount shown in the table as salary compensation for Mr. Halbert represents the portion of the fees CompX and its subsidiaries paid to Contran pursuant to the Contran ISA attributable to the services he rendered to CompX and its subsidiaries.

(5)  Mr. James became an executive officer of CompX as of August 31, 2002.

     No Grants of Stock Options or Stock Appreciation Rights. Neither CompX nor any of its parent or subsidiary corporations granted stock options or stock appreciation rights ("SARs") to the named executive officers during 2003.

     Stock Option Holdings. The following table provides information concerning the value of unexercised stock options for CompX Class A Common Stock the named executive officers held as of December 31, 2003. In 2003, no named executive officer exercised any stock options. Neither CompX nor any of its parent or subsidiary corporations has granted any SARs.

                         DECEMBER 31, 2003 OPTION VALUES

                        Number of Shares Underlying     Value of Unexercised
                           Unexercised Options at       In-the-Money Options
         Name               December 31, 2003 (#)      at December 31, 2003 (1)
----------------------  ---------------------------  ---------------------------
                        Exercisable   Unexercisable  Exercisable   Unexercisable
                        ------------  -------------  ------------  -------------
David A. Bowers.......     64,000         31,000     $      -0-    $       -0-

Darryl R. Halbert.....      4,000          6,000            -0-            -0-

Scott C. James........     22,600         15,400            -0-            -0-

______________________

(1) The aggregate amount is based on the difference between the exercise price of the individual stock options and the $6.40 per share closing sales price of the CompX Class A Common Stock as reported on the NYSE on December 31, 2003. In each case, the exercise price per share for the stock options was higher than $6.40.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table provides summary information with respect to CompX's equity compensation plans under which CompX's equity securities may be issued to employees or nonemployees (such as directors, consultants, advisers, vendors, customers, suppliers and lenders) in exchange for consideration in the form of goods or services. The 1997 Plan, which has been approved by CompX's stockholders, is the only such CompX equity compensation plan.

                                         Column (A)                   Column (B)                   Column (C)
                                --------------------------    -------------------------    -------------------------
                                                                                             Number of Securities
                                                                                            Remaining Available for
                                                                                             Future Issuance Under
                                Number of Securities to be    Weighted-Average Exercise    Equity Compensation Plans
                                  Issued Upon Exercise of       Price of Outstanding         (Excluding Securities
                                   Outstanding Options,               Options,                   Reflected in
        Plan Category               Warrants and Rights         Warrants and Rights               Column (A))
---------------------------     --------------------------    -------------------------    -------------------------
Equity  compensation  plans
approved     by    security
holders....................               618,500                      $17.28                       632,820

Equity  compensation  plans
not  approved  by  security
holders....................                   -0-                         -0-                           -0-

Total......................               618,500                      $17.28                       632,820

                       CODE OF BUSINESS CONDUCT AND ETHICS

     CompX has adopted a code of business conduct and ethics that applies to all of CompX's directors, officers and employees, including CompX's principal executive officer, principal financial officer, principal accounting officer and controller. Any person may obtain a copy of the code, without charge, by sending a written request to CompX's corporate secretary at CompX International Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697. Only the Board of Directors may amend the code. The code will be available on CompX's website at www.compxnet.com in accordance with the NYSE listing standards. Only CompX's audit committee or other committee of the Board of Directors with specific delegated authority may grant a waiver of the code. CompX will disclose amendments to, or waivers of, the code as required by law and the applicable rules of the NYSE.

                         CORPORATE GOVERNANCE GUIDELINES

     CompX intends to adopt corporate governance guidelines that will comply with the NYSE listing standards. CompX will also make the guidelines and its audit committee charter available on CompX's website at www.compxnet.com in accordance with the NYSE listing standards. Any person will be able to obtain a copy of the guidelines (when adopted) or the audit committee charter, without charge, by sending a written request to CompX's corporate secretary at CompX International Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires CompX's executive officers, directors and persons who own more than 10% of a registered class of CompX's equity securities to file reports of ownership with the SEC, the NYSE and CompX. Based solely on the review of the copies of such forms and representations by certain reporting persons, CompX believes that for 2003 its executive officers, directors and 10% stockholders complied with all applicable filing requirements under Section 16(a), except for one late Form 4 filing for Mr. Coogan due to inadvertence by CompX personnel.

                        REPORT ON EXECUTIVE COMPENSATION

     During 2003, CompX's independent directors, consisting of Paul M. Bass, Jr., Keith R. Coogan, and Ann Manix (the "Independent Directors"), and the MD&C Committee administered matters regarding the compensation of CompX's executive officers.

Independent Director Determination

     The Board of Directors, with directors other than Independent Directors abstaining, considered and approved the terms of the Contran ISA, pursuant to which Contran provided to CompX, among other services, the services of CompX's chief financial officer and controller. The amount of the fee CompX pays under the Contran ISA with respect to the chief financial officer represents, in the view of the Board of Directors, the reasonable equivalent of "compensation" for such services. The fee Contran charged CompX for the chief financial officer's services for 2003 is reported in his 2003 salary column in the Summary Compensation Table set forth above. The Independent Directors, in considering the fee CompX pays under the Contran ISA with respect to the chief financial officer, considered the overall fee charged under the Contran ISA for the services Contran provides CompX. No specific formulas, guidelines or comparable positions were considered in determining the amount of such fee, nor was there any specific relationship between CompX's current or future performance and the level of such fee.

MD&C Committee Determinations

     The MD&C Committee reviews and approves compensation policies and practices related to CompX's executive officers and certain other employees, including stock-based compensation. See "Meetings and Committees of the Board of Directors
- Management Development and Compensation Committee." CompX's executive compensation system generally consists of two primary components: salary and a discretionary incentive compensation award. Through the use of the foregoing, the MD&C Committee seeks to achieve a balanced compensation package that will attract and retain high quality key executives, appropriately reflect each such executive officer's individual performance, contributions, and general market value, and provide further incentives to the executive officers to maximize annual operating performance and long-term stockholder value. In 2003, the MD&C Committee made no separate determinations regarding cash compensation to be paid to the chairman of the board or the chief financial officer since these persons were employees of Contran.

Annual Salaries

     Annual base salaries for executive officers of CompX have been established on a position-by-position basis. The chief executive officer has the responsibility to conduct annual internal reviews of executive officer salary levels in order to rank salary, individual performance and job value to each position. The chief executive officer then makes recommendations on salaries, other than his own, to the MD&C Committee. The chairman of the board makes recommendations on the chief executive officer's salary to the MD&C Committee. The MD&C Committee reviews the recommendations regarding changes in salaries for executive officers. The MD&C Committee may take such action, including modifications to the recommendations, as it deems appropriate. The determinations of the MD&C Committee may be based on a variety of factors, including a subjective evaluation of past and potential future individual performance and contributions and alternative career opportunities that might be available to the executives. The MD&C Committee may also review compensation data from companies employing executives in positions similar to those whose salaries were being reviewed, as well as market conditions for executives in general with similar skills, responsibilities, background and performance levels, both inside and outside of CompX's businesses (such companies may include companies contained in the peer group index plotted on the Performance Graph following this report), and other companies with similar financial and business characteristics as CompX.

     In December 2002, the MD&C Committee approved 2003 base salary increases for the chief executive officer and one other executive officer, Mr. Scott James. The MD&C Committee based its actions regarding 2003 salaries primarily upon the chairman of the board's recommendation regarding the chief executive officer, the chief executive officer's recommendation regarding Mr. James and the MD&C Committee members' general business knowledge. In 2003, no specific survey or study was utilized to make salary determinations. The chief executive officer's 2003 annual salary was not based on any specific measure of CompX's financial performance.

Annual Incentive Compensation

     In August 2002, the MD&C Committee determined that the amount of any annual incentive compensation to be paid to CompX's executive officers, including the chief executive officer, would be awarded on a year-end discretionary evaluation of each such officer's performance, attitude and potential, rather than achieved operating income. Accordingly, the MD&C Committee awarded 2003 incentive compensation to certain of CompX's executive officers based on a discretionary evaluation of each such officer's performance, attitude and potential. The MD&C Committee based its actions regarding 2003 incentive compensation primarily upon the chairman of the board's recommendation regarding the chief executive officer, the chief executive officer's recommendations regarding the other executive officers and the MD&C Committee members' general business knowledge. No specific overall performance measures were utilized and there is no specific relationship between overall performance measures and an executive's incentive compensation. Additionally, there is no specific weighing of factors considered in the determination of incentive compensation paid to executive officers. The 2003 discretionary bonuses the named executive officers received are disclosed in the bonus column in the Summary Compensation Table set forth above.

Stock-Based Compensation

     The MD&C administers matters regarding the stock-based compensation of CompX's executive officers. With regard to stock-based compensation (e.g. stock bonuses, stock options, restricted stock or stock appreciation rights, among other types of stock-based compensation), the MD&C Committee determines whether to grant stock-based compensation based upon the chairman of the board's recommendation regarding the chief executive officer, the chief executive officer's recommendations regarding the other executive officers and the MD&C Committee members' general business knowledge. The MD&C Committee does not currently anticipate granting stock-based compensation to anyone other than annual grants of stock to CompX's nonemployee directors for their services as directors.

Defined Contribution Plans

     The MD&C Committee also reviews and approves CompX's discretionary annual contributions to the CAP Plan, a profit sharing defined contribution plan, and the CompX 401(k) Plan. Participants of these plans are employees of certain of CompX's domestic operations. Under the CAP Plan for the 2003 plan year, the MD&C Committee approved a contribution of 7.25% of 2003 earnings before taxes of CompX's National and Timberline divisions and similar contributions for other participants, subject to certain limitations under the Cap Plan and the Internal Revenue Code of 1986, as amended (the "Code"). Under the CompX 401(k) Plan for the 2003 plan year, the MD&C Committee approved matching contributions based on each participant's business unit that ranged between 36% to 100% of the such employee's contribution, subject to certain limitations under the CompX 401(k) Plan and the Code. Certain of the named executive officers received such contributions, which are disclosed in the all other compensation column in the Summary Compensation Table set forth above. For the 2003 plan year, the MD&C committee approved contributions to the CAP Plan and the CompX 401(k) Plan in an aggregate amount of approximately $1.2 million, subject to certain limitations of the Code and the respective plans.

Tax Code Limitation on Executive Compensation Deductions

     In 1993, Congress amended the Code to impose a $1.0 million deduction limit on compensation paid to the chief executive officer and the four other most highly compensated executive officers of public companies, subject to certain transition rules and exceptions for compensation received pursuant to non-discretionary performance-based plans approved by such company's shareholders. It is CompX's general policy to structure the performance-based portion of the compensation of its executive officers in a manner that permits CompX to deduct fully such compensation.

     The following individuals submit the foregoing report in their capacities as indicated below:

        Paul M. Bass, Jr.                    Ann Manix
        Chairman of the MD&C Committee       Member of the MD&C Committee

        Keith R. Coogan
        Independent Director

                                PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly change in the cumulative total stockholder return on CompX Class A Common Stock against the cumulative total return of the Russell 2000 Stock Index and a self-selected peer group of companies index for the period commencing December 31, 1998 and ending December 31, 2003. The self-selected peer group index is comprised of Bush Industries, Inc., Herman Miller, Inc., HON Industries Inc., Interface, Inc., Knape & Vogt Manufacturing Company, Leggett & Platt, Incorporated and Steelcase Inc. The graph shows the value at December 31 of each year assuming an original investment of $100 and the reinvestment of cash dividends to stockholders.

         Comparison of Cumulative Return Among CompX International Inc.
               Class A Common Stock, the Russell 2000 Stock Index
                      and a Self-Selected Peer Group Index

                          [PERFORMANCE GRAPH GOES HERE]

                                                 December 31,
                                 ----------------------------------------------
                                  1998    1999    2000    2001    2002    2003
                                 ------  ------  ------  ------  ------  ------
CompX International Inc........   $100    $ 70    $ 35    $ 53    $ 36    $ 28

Russell 2000 Stock Index.......    100     121     118     121      96     141

Self-Selected Peer Group Index.    100      93      98     105      97     116


                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     Relationships  with  Related  Parties.  As  set  forth  under  the  caption
"Security Ownership," Harold C. Simmons, through Contran, may be deemed to control CompX. CompX and other entities that may be deemed to be controlled by or affiliated with Mr. Simmons sometimes engage in (a) intercorporate transactions such as guarantees, management and expense sharing arrangements, shared fee arrangements, tax sharing agreements, joint ventures, partnerships, loans, options, advances of funds on open account and sales, leases and exchanges of assets, including securities issued by both related and unrelated parties and (b) common investment and acquisition strategies, business combinations, reorganizations, recapitalizations, securities repurchases and purchases and sales (and other acquisitions and dispositions) of subsidiaries, divisions or other business units, which transactions have involved both related and unrelated parties and have included transactions that resulted in the acquisition by one related party of a publicly held equity interest in another related party. CompX considers, reviews and evaluates and understands that Contran and related entities consider, review and evaluate transactions of the type described above. Depending upon the business, tax and other objectives then relevant, it is possible that CompX might be a party to one or more of such transactions in the future. In connection with these activities CompX may consider issuing additional equity securities or incurring additional indebtedness. CompX's acquisition activities may in the future include participation in the acquisition or restructuring activities conducted by other companies that may be deemed to be controlled by Mr. Simmons. It is the policy of CompX to engage in transactions with related parties on terms, in the opinion of CompX, no less favorable to CompX than could be obtained from unrelated parties.

     Certain directors or executive officers of Contran, Keystone, Kronos Worldwide, NL, TIMET and Valhi, also serve as directors or executive officers of CompX. Such relationships may lead to possible conflicts of interest. These possible conflicts of interest may arise from the duties of loyalty owed by persons acting as corporate fiduciaries to two or more companies under circumstances in which such companies may have adverse interests. No specific procedures are in place that govern the treatment of transactions among CompX and its related entities, although such entities may implement specific procedures as appropriate for particular transactions. In addition, under applicable principles of law, in the absence of stockholder ratification or approval by directors who may be deemed disinterested, transactions involving contracts among companies under common control must be fair to all companies involved. Furthermore, directors owe fiduciary duties of good faith and fair dealing to all stockholders of the companies for which they serve.

     Intercorporate Services Agreement and Rent. Under the Contran ISA, Contran renders or provides for certain executive, management, financial, internal audit, accounting, tax, legal, insurance, risk management, treasury, technical, consulting, administrative and other services to CompX on a fee basis. Such fees are based upon estimates of time devoted to the affairs of CompX by the individual providers of such services and Contran's costs for providing such services. CompX paid Contran fees of approximately $2.1 million for services rendered under the Contran ISA in 2003. In addition, CompX paid Valhi approximately $18,000 in rent for 2003 for use of a portion of Valhi's corporate office space as CompX's principal offices. The current Contran ISA has an initial term that expires on December 31, 2004 and thereafter automatically extends on a quarter-to-quarter basis, generally subject to the termination by either party pursuant to a written notice delivered 30 days prior to the start of the next quarter. CompX anticipates paying Contran $2.3 million for services rendered under the Contran ISA in 2004.

     Insurance Matters. Contran and CompX participate in a combined risk management program. Pursuant to the program, Contran and certain of its subsidiaries and affiliates, including CompX and certain of its subsidiaries and affiliates, purchase certain of their insurance policies as a group, with the costs of the jointly owned policies being apportioned among the participating companies. Tall Pines Insurance Company ("Tall Pines"), Valmont and EWI RE, Inc. ("EWI") provide for or broker these insurance policies. Tall Pines and Valmont are captive insurance companies wholly owned by Valhi, and EWI is a reinsurance brokerage firm wholly owned by NL. A son-in-law of Harold C. Simmons serves as EWI's chairman of the board and chief marketing officer and is compensated as an employee of EWI. Consistent with insurance industry practices, Tall Pines, Valmont and EWI receive commissions from insurance and reinsurance underwriters for the policies that they provide or broker.

     With respect to certain of such jointly owned insurance policies, it is possible that unusually large losses incurred by one or more insureds during a given policy period could leave the other participating companies without adequate coverage under that policy for the balance of the policy period. As a result, Contran and certain of its subsidiaries or affiliates, including CompX and certain of its subsidiaries or affiliates, have entered into a loss sharing agreement under which any uninsured loss is shared by those entities who have submitted claims under the relevant policy. CompX believes the benefits in the form of reduced premiums and broader coverage associated with the group coverage for such policies justify the risks associated with the potential for any uninsured loss.

     During 2003, Contran and its related parties paid premiums of approximately $16.7 million for policies Tall Pines or Valmont provided or EWI brokered, including approximately $1.0 million CompX and its subsidiaries paid. These amounts principally included payments for reinsurance and insurance premiums paid to unrelated third parties, but also included commissions paid to Tall Pines, Valmont and EWI. In CompX's opinion, the amounts that CompX and its subsidiaries paid for these insurance policies and the allocation among CompX and its affiliates of relative insurance premiums are reasonable and at least as favorable to those they could have obtained through unrelated insurance companies or brokers. CompX expects that these relationships with Tall Pines, Valmont and EWI will continue in 2004.

     State Income Taxes. CompX is a separate United States federal income taxpayer and is not a member of Contran's consolidated United States federal income tax group. CompX is, however, a part of consolidated tax returns filed by Contran in certain United States state jurisdictions. For such consolidated state tax returns, intercompany allocations of state tax provisions are computed on a separate company basis, and CompX makes payments to, or receives payments from, Valhi in the amounts that would have been paid to or received from the respective state tax authority had CompX not been a part of the consolidated state tax return. In 2003, pursuant to these consolidated state tax returns filed by Contran, CompX paid Valhi $210,000, but also received from Valhi $602,000.

     Law Firm Relationship. In 2003, Contran and its affiliates, including CompX, paid to Rogers & Hardin, LLP, a law firm of which CompX's director Edward
J. Hardin is a partner, fees for services Rogers & Hardin LLP rendered to such entities. CompX presently expects, and understands that Contran and its other affiliates presently expect, to continue their relationship with Rogers & Hardin LLP in 2004.

                           INDEPENDENT AUDITOR MATTERS

     Independent Auditor. The firm of PricewaterhouseCoopers LLP ("PwC") served as CompX's independent auditor for the year ended December 31, 2003. CompX's audit committee has appointed PwC to review CompX's quarterly unaudited consolidated financial statements to be included in its Quarterly Reports on Form 10-Q for the first three quarters of 2004. CompX expects PwC will be considered for appointment to audit CompX's annual consolidated financial statements for the year ending December 31, 2004. Representatives of PwC are not expected to attend the Meeting.

     Audit Committee Report. The audit committee of the Board of Directors is comprised of three directors and operates under a written charter adopted by the Board of Directors. All members of the audit committee meet the independence standards established by the Board of Directors, the NYSE and promulgated by the SEC under the Sarbanes-Oxley Act of 2002. The Board of Directors adopted revisions to the audit committee's charter in February 2004. The revised audit committee charter is included as Appendix A to this proxy statement, and will be available on CompX's website at www.compxnet.com in accordance with the NYSE listing standards.

     CompX's management is responsible for preparing CompX's consolidated financial statements in accordance with accounting principles generally accepted in the United States of America ("GAAP"). CompX's independent auditor is responsible for auditing CompX's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for expressing an opinion on the conformity of CompX's financial statements with GAAP. The audit committee assists the Board of Directors in fulfilling its responsibility to oversee management's implementation of CompX's financial reporting process. In its oversight role, the audit committee reviewed and discussed the audited financial statements with management and with PwC, CompX's independent auditor for 2003.

     The audit committee met privately with PwC and discussed any issues deemed significant by the independent auditor, including the required matters to be discussed by Statement of Auditing Standards No. 61, Communication With Audit
Committee, as amended. PwC has provided to the audit committee written disclosures and the letter required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, and the audit committee discussed with PwC that firm's independence. The audit committee also concluded that PwC's provision of non-audit services to CompX and its affiliates is compatible with PwC's independence.

     Based upon the foregoing considerations, the audit committee recommended to the Board of Directors that CompX's audited financial statements be included in its Annual Report on Form 10-K for 2003.

     Members of the audit committee of the Board of Directors respectfully submit the foregoing report.


           Keith R. Coogan                        Ann Manix
           Chairman of the Audit Committee        Member of the Audit Committee

           Paul M. Bass, Jr.
           Member of the Audit Committee

     Fees Paid to PwC. The following table shows the aggregate fees PwC has billed or is expected to bill to CompX and its subsidiaries for services rendered for 2002 and 2003.


             Type of Fees                    2002         2003
-------------------------------------    -----------  -----------
Audit Fees (1).......................    $   283,058  $   321,031
Audit-Related Fees (2)...............         53,839       12,932
Tax Fees (3).........................         54,632       37,354
All Other Fees (4)...................         10,680       25,810

Total................................    $   402,209  $   397,127

_________

(1)  Fees for the following services:

     (a) audits of CompX's consolidated year-end financial statements for each year;
     (b) reviews of the unaudited quarterly financial statements appearing in CompX's Forms 10-Q for each of the first three quarters of each year;
     (c) normally provided statutory or regulatory filings or engagements for each year; and
     (d) the estimated out-of-pocket costs PwC incurred in providing all of such services for which CompX reimburses PwC.

(2)  Fees for employee benefit plan audits.

(3)  Fees for tax compliance, tax advice and tax planning services.

(4) Fees for all services not described in the other categories. For 2002, the disclosed fees include consulting and software services. For 2003, the disclosed fees include fees for an annual software license and maintenance and an agreed upon procedures report for the Dutch government related to an employee severance plan.

     Preapproval Polices and Procedures. The audit committee has adopted a preapproval policy, a copy of which is attached as Appendix B to this proxy statement. As of May 6, 2003, the audit committee became responsible for preapproving every engagement of PwC to perform audit or nonaudit services on behalf of CompX or any of its subsidiaries. Since May 6, 2003, 10% of the all other fees paid to PwC in 2003 were for services for which the de minimus exception, as defined in Section 202 of the Sarbanes-Oxley Act of 2002, applied.

                                  OTHER MATTERS

     The Board of Directors knows of no other business that will be presented for consideration at the Meeting. If any other matters properly come before the Meeting, the persons designated as agents in the enclosed proxy card or voting instruction form will vote on such matters in accordance with their reasonable judgment.

   STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2005 ANNUAL MEETING

     Stockholders may submit proposals on matters appropriate for stockholder action at CompX's annual stockholders meetings, consistent with rules adopted by the SEC. CompX must receive such proposals not later than December 15, 2004 to be considered for inclusion in the proxy statement and form of proxy card relating to the Annual Meeting of Stockholders in 2005. CompX's bylaws require that the proposal must set forth a brief description of the proposal, the name and address of the proposing stockholder as they appear on CompX's books, the number of shares of CompX Common Stock the stockholder holds and any material interest the stockholder has in the proposal.

     The Board of Directors will consider the director nominee recommendations of CompX stockholders. CompX's bylaws require that a nomination set forth the name and address of the nominating stockholder, a representation that the stockholder will be a stockholder of record entitled to vote at the annual stockholders meeting and intends to appear in person or by proxy at the meeting to nominate the nominee, a description of all arrangements or understandings between the stockholder and the nominee (or other persons pursuant to which the nomination is to be made), such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC and the consent of the nominee to serve as a CompX director if elected.

     The Board of Directors has no specific minimum qualifications for director candidates. The Board of Directors will consider a potential director nominee's ability to satisfy the need, if any, for any required expertise on the Board of Directors or one of its committees. Historically, CompX management has recommended director nominees to the Board of Directors. Because under the NYSE listing standards CompX may be deemed to be a controlled company, the Board of Directors believes that it is appropriate that CompX not have any additional policies or procedures with regard to the consideration of director candidates recommended by its stockholders.

     For proposals or director nominations to be brought at the 2005 Annual Meeting of Stockholders but not included in the proxy statement for such meeting, CompX's bylaws require that the proposal or nomination must be delivered or mailed to the principal executive offices of CompX no later than forty-five days prior to the earlier of the date (as if in the current year) on which notice of the date of the last annual meeting was mailed or public disclosure of the date of the meeting was made. Proposals and nominations should be addressed to: Corporate Secretary, CompX International Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

                   COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     Stockholders who wish to communicate with the Board of Directors may do so through the following procedures. Stockholder communications not involving complaints or concerns regarding accounting, internal accounting controls and auditing matters related to CompX ("Accounting Complaints or Concerns") may be sent to CompX's corporate secretary at CompX International Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697. Stockholder communications that relate to matters that are within the scope of the responsibilities of the Board of Directors and its committees, or summaries of such communications, will be forwarded to the chairman of the audit committee.

     Accounting Complaints or Concerns, which may be made anonymously, should be sent to CompX's general counsel with a copy to CompX's chief financial officer at the same address as the corporate secretary. Accounting Complaints or Concerns will be forwarded to the chairman of the audit committee. CompX will keep Accounting Complaints or Concerns confidential and anonymous, to the extent feasible, subject to applicable law. Information contained in an Accounting Complaint or Concern may be summarized, abstracted and aggregated for purposes of analysis and investigation.

                         2003 ANNUAL REPORT ON FORM 10-K

     A copy of CompX's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the SEC, is included as part of the annual report mailed to CompX's stockholders with this proxy statement. This Annual Report on Form 10-K may also be accessed on CompX's website at www.compxnet.com.

                                ADDITIONAL COPIES

     Pursuant to an SEC rule concerning the delivery of annual reports and proxy statements, a single set of these documents may be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding. Certain beneficial stockholders who share a single address may have received a notice that only one annual report and proxy statement would be sent to that address unless a stockholder at that address gave contrary instructions. If, at any time, a stockholder who holds shares through a broker no longer wishes to participate in householding and would prefer to receive a separate proxy statement and related materials, or if such stockholder currently receives multiple copies of the proxy statement and related materials at his or her address and would like to request householding of CompX communications, the stockholder should notify his or her broker. Additionally, CompX will promptly deliver a separate copy of CompX's 2003 annual report or this proxy statement to any stockholder at a shared address to which a single copy of such documents was delivered, upon the written or oral request of the stockholder.

     To obtain copies of CompX's 2003 annual report or this proxy statement without charge, please mail your request to A. Andrew R. Louis, Corporate Secretary, at CompX International Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697, or call him at 972.233.1700.

                                              CompX International Inc.




                                              Dallas, Texas
                                              April 14, 2004

                                   Appendix A

                            CompX International Inc.

                             Audit Committee Charter

                            Adopted February 24, 2004

                              ____________________

                                   ARTICLE I.
                                     PURPOSE

     The audit committee assists the board of directors' oversight responsibilities relating to the financial accounting and reporting processes and auditing processes of the corporation. The audit committee shall assist in the oversight of:

     -    the integrity of the corporation's financial statements;

     -    the corporation's compliance with legal and regulatory requirements;

     -    the independent auditor's qualifications and independence; and

     - the performance of the corporation's internal audit function and independent auditor.

                                   ARTICLE II.
            RELATIONSHIP WITH MANAGEMENT AND THE INDEPENDENT AUDITOR

     Management is responsible for preparing the corporation's financial statements. The corporation's independent auditor is responsible for auditing the financial statements. The activities of the audit committee are in no way designed to supersede or alter these traditional responsibilities. The corporation's independent auditor and management have more time, knowledge and detailed information about the corporation than do the audit committee members. Accordingly, the audit committee's role does not provide any special assurances with regard to the corporation's financial statements. Each member of the audit committee, in the performance of such member's duties, will be entitled to rely in good faith upon the information, opinions, reports or statements presented to the audit committee by any of the corporation's officers or employees or by any other person as to matters such member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

                                  ARTICLE III.
                             AUTHORITY AND RESOURCES

     The audit committee shall have the authority and resources necessary or appropriate to discharge its responsibilities. The audit committee shall be provided with full access to all books, records, facilities and personnel of the corporation in carrying out its duties. The audit committee shall have the sole authority with regard to the independent auditor as set forth in Article V, and the authority to engage independent counsel and other advisors, as it determines is necessary to carry out its duties. The corporation shall provide appropriate funding, as the audit committee determines is necessary or appropriate in carrying out its duties, for the committee to engage and compensate the independent auditor or legal counsel or other advisors to the committee, and to pay the committee's ordinary administrative expenses.

                                   ARTICLE IV.
                            COMPOSITION AND MEETINGS

     The board of directors shall set the number of directors comprising the audit committee from time to time, which number shall not be less than three. The board of directors shall designate a chairperson of the audit committee. The number of directors comprising the audit committee and the qualifications, which members will all be financially literate with at least one being an audit committee financial expert, and independence of each member of the audit committee shall at all times satisfy all applicable requirements, regulations or laws, including, without limitation, the rules of any exchange or national securities association on which the corporation's securities trade. Simultaneous service on more than three non-affiliated public company audit committees requires a special determination by the board of directors and, if required, disclosure in the annual proxy statement. The board of directors shall determine, in its business judgment, whether the members of the audit committee satisfy all such requirements, regulations or laws.

     The audit committee shall meet at least quarterly and as circumstances dictate. Regular meetings of the audit committee may be held with or without prior notice at such time and at such place as shall from time to time be determined by the chairperson of the audit committee, any of the corporation's executive officers or the secretary of the corporation. Special meetings of the audit committee may be called by or at the request of any member of the audit committee, any of the corporation's executive officers, the secretary of the corporation or the independent auditor, in each case on at least twenty-four hours notice to each member.

     A majority of the audit committee members shall constitute a quorum for the transaction of the audit committee's business. The audit committee shall act upon the vote of a majority of its members at a duly called meeting at which a quorum is present. Any action of the audit committee may be taken by a written instrument signed by all of the members of the audit committee. Meetings of the audit committee may be held at such place or places as the audit committee shall determine or as may be specified or fixed in the respective notice or waiver of notice for a meeting. Members of the audit committee may participate in audit committee proceedings by means of conference telephone or similar communications equipment by means of which all persons participating in the proceedings can hear each other, and such participation shall constitute presence in person at such proceedings.

                                   ARTICLE V.
                                RESPONSIBILITIES

     To fulfill its responsibilities, the audit committee shall perform the following activities.

Financial Disclosure

     - Review and discuss the corporation's annual audited financial statements and quarterly financial statements with management and the independent auditor, and the corporation's related disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     - Recommend to the board of directors, if appropriate, that the audited financial statements be included in the corporation's Annual Report on Form 10-K to be filed with the U.S. Securities and Exchange Commission.

     - Generally discuss (i.e., a discussion of the types of information to be disclosed and the type of presentation to be made) with management and the independent auditor, as appropriate, earnings press releases and financial information and earnings guidance provided to analysts and rating agencies. The audit committee need not discuss in advance each earnings release or each instance in which the corporation may provide earnings guidance.

     - Prepare such reports of the audit committee for the corporation's public disclosure documents as applicable requirements, regulations or laws may require from time to time, which includes the audit committee report as required by the U.S. Securities and Exchange Commission to be included in the corporation's annual proxy statement.

     - Review significant accounting and reporting issues, including recent professional and regulatory pronouncements or proposed pronouncements, and understand their impact on the corporation's financial statements.

     - Ascertain from officers signing certifications whether there existed any significant deficiencies or any material weaknesses of internal control and any fraud.

Independent Auditor

     - Appoint, compensate, retain and oversee (including the resolution of disagreements between management and the independent auditor regarding financial reporting) the work of any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the corporation.

     - Provide that the independent auditor report directly to the audit committee.

     - Annually review the qualifications, independence and performance of the independent auditor, including an evaluation of the lead partner

     - Receive such reports and communications from the independent auditor and take such actions as are required by auditing standards generally accepted in the United States of America or applicable requirements, regulations or laws, including, to the extent so required, the following:

          o prior to the annual audit, review with management and the independent auditor the scope and approach of the annual audit;

          o review any changes in the independent auditor's scope during the audit, and after the annual audit, review with management and the independent auditor the independent auditor's reports on the results of the annual audit;

          o review with the independent auditor any audit problems or difficulties and management's response;

          o review with the independent auditor prior to filing the audit report with the U.S. Securities and Exchange Commission the matters required to be discussed by the Statement on Accounting Standards 61, as amended, supplemented or superseded; and

          o at least annually, obtain and review a report by the independent auditor describing:

               *    the   independent   auditor's   internal   quality   control
                    procedures;

               * any material issues raised by the most recent internal quality control review, or peer review, of the independent auditor or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and

               * all relationships between the independent auditor and the corporation in order to assess the auditor's independence, including the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, supplemented or superseded.

     - Establish preapproval policies and procedures for audit and permissible non-audit services provided by the independent auditor. The audit committee shall be responsible for the preapproval of all of the independent auditor's engagement fees and terms, as well as all permissible non-audit engagements of the independent auditor, as required by applicable requirements, regulations or laws. The audit committee may delegate to one or more of its members who are independent directors the authority to grant such preapprovals, provided the decisions of any such member to whom authority is delegated shall be presented to the full audit committee at its next scheduled meeting.

     - Set clear hiring policies for employees or former employees of the independent auditor.

     - Ensure that significant findings and recommendations made by the independent auditor are received and discussed on a timely basis with the audit committee and management.

Other Responsibilities

     -    Discuss  periodically  with  management  the  corporation's   policies
          regarding risk assessment and risk management.

     - Meet separately, periodically, with management, the internal auditors (or other personnel responsible for the internal audit function) and the independent auditor.

     - Establish procedures for the receipt, retention and treatment of complaints received by the corporation regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     - Review periodically the reports and activities of the internal audit function and the coordination of the internal audit function with the independent auditor.

     -    Conduct an annual evaluation of its own performance.

     -    Report   regularly  to  the  board  of  directors  on  its   oversight
          responsibilities set forth in Article I.

     - Review and reassess this charter periodically. Report to the board of directors any suggested changes to this charter.

     - Meet periodically with officers of the corporation responsible for legal and regulatory compliance by the corporation.

                                   ARTICLE VI.
                                  MISCELLANEOUS

     The audit committee may from time to time perform any other activities consistent with this charter, the corporation's charter and bylaws and applicable requirements, regulations or laws, as the audit committee or the board of directors deems necessary or appropriate.


                                        ADOPTED BY THE BOARD OF  DIRECTORS  OF
                                        COMPX INTERNATIONAL INC. ON FEBRUARY 24,
                                        2004.




                                        /s/ A. Andrew R. Louis
                                        A. Andrew R. Louis, Secretary

                                   Appendix B

                            CompX International Inc.

                       Audit Committee Preapproval Policy

                            Adopted February 24, 2004

                              ____________________

                      Section 1. - Statement of Principles

     The Audit Committee is required, subject to any de-minimus exceptions permitted by applicable law or regulation, to preapprove the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services do not impair the auditors' independence.

     This Policy applies to services provided by the accounting firm that serves CompX International Inc. and its subsidiaries (the "Company") as its primary independent auditor, and any international affiliates thereof.

     Unless a type of service to be provided by the independent auditor is subject to preapproval under Sections 3 or 4 of this Policy, it will require specific preapproval by the Audit Committee under Section 2 of this Policy. In addition, any proposed services subject to preapproval under Section 3 of this Policy that exceeds the applicable preapproved fee level will also require preapproval under either Section 2 or Section 4 of this Policy. Notwithstanding the foregoing, the preapproval requirements under this Policy is waived with respect to the provision of permitted non-Audit Services to the extent allowed by applicable law or regulation.

                        Section 2. - Specific Preapproval

     Subject to Sections 4 and 5 of this Policy, the following describes the Audit and Audit-related services to be provided by the independent auditor that must have the specific preapproval of the Audit Committee before the independent auditor can be engaged:

     - Annual audits of the consolidated financial statements of the Company, attestation services associated with the Company's system of internal control over financial reporting and other services associated with the Company's Annual Report on Form 10-K;
     - Quarterly review procedures associated with the Company's unaudited interim consolidated financial statements and other services associated with the Company's Quarterly Reports on Form 10-Q;
     - Services associated with registration statements filed by the Company with the Securities and Exchange Commission ("SEC"), including responding to SEC comment letters and providing comfort letters;
     - Statutory audits or annual audits of the annual financial statements of subsidiaries of the Company;
     - Quarterly review procedures of the interim financial statements of subsidiaries of the Company;
     - Services associated with potential business acquisitions/dispositions involving the Company;
     - Any other services provided to the Company not specifically described above or in Section 3 of this Policy; and
     - Any material changes in terms, conditions or fees with respect to the foregoing resulting from changes in audit scope, Company structure or other applicable matters.

                  Section 3. - Other Categories of Preapproval

     Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of all of the services described below does not impair the independence of the auditor and is consistent with the SEC's rules on auditor independence.

     Subject to Section 5 of this Policy, the following Audit, Audit-related, Tax and All Other services to be provided by the independent auditor will have the preapproval of the Audit Committee, subject to the limitation that the aggregate fees for such services provided by the independent auditor in any calendar year may not exceed the limits established by the Audit Committee. The Audit Committee will periodically revise the list of pre-approved services and the fee limitation based on subsequent determinations as it deems appropriate.

     -    Audit Services:

          o Consultations with the Company's management as to the accounting and/or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations of the SEC, the Financial Accounting Standards Board, the Public Company Accounting Oversight Board or other applicable domestic or international regulatory or standard-setting bodies; and
          o Assistance with responding to SEC comment letters received by the Company other than in connection with a registration statement filed with the SEC.

     -    Audit-related Services:

          o Consultations with the Company's management as to the accounting and/or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations of the SEC, the Financial Accounting Standards Board, the Public Company Accounting Oversight Board or other applicable domestic or international regulatory or standard-setting bodies (note, under SEC rules, some consultations may be "audit" rather than "audit-related").
          o    Financial  statement  audits  of  employee  benefit  plans of the
               Company;
          o Agreed-upon or expanded audit procedures related to the Company's accounting records required to respond to or comply with financial, accounting, legal, regulatory or contractual reporting requirements; and
          o Internal control reviews and assistance with internal control reporting requirements of the Company (to the extent permitted by applicable rule or regulation).

     -    Tax Services:

          o Consultations with the Company's management as to the tax treatment of transactions or events and/or the actual or potential tax impact of final or proposed laws, rules and regulations in U.S. federal, state and local and international jurisdictions;
          o Consultations with the Company's management related to compliance with existing or proposed tax laws, rules and regulations in U.S. federal, state and local and international jurisdictions; o Assistance in the preparation of and review of the Company's U.S. federal, state and local and international income, franchise and other tax returns;
          o Assistance with tax inquiries, audits and appeals of the Company before the U.S. Internal Revenue Service and similar state, local and international agencies;
          o Consultations with the Company's management regarding domestic and international statutory, regulatory or administrative tax developments;
          o    Transfer pricing and cost segregation studies of the Company; and
          o Expatriate tax assistance and compliance for the Company and its employees.

     -    Other Services:

          o Assistance with corporate governance matters (including preparation of board minutes and resolutions) and assistance with the preparation and filing of documents (such as paperwork to register new companies or to de-register existing companies) involving the Company with non-U.S. governmental and regulatory agencies, provided, however, that the non-U.S. jurisdiction in which such services are provided does not require that the individual providing such service be licensed, admitted or otherwise qualified to practice law.

     Any services provided by the independent auditor under this Section of the Policy shall be reported to the full Audit Committee by an officer of the Company at the first meeting of the Audit Committee held subsequent to the engagement of the independent auditor to provide such services. Such report shall include detailed back-up documentation provided by the independent auditor regarding the services provided.

                             Section 4. - Delegation

     Subject to Section 5 of this Policy, the Audit Committee has delegated preapproval authority to the Audit Committee Chairman or his/her designee for
(i) any proposed services described in Section 3 of this Policy to the extent that the aggregate fees for such services provided by the independent auditor during the then-current calendar year has exceeded the limits established by the Audit Committee or (ii) any other proposed services that are not described in
Section 3 of this Policy that the Audit Committee Chairman or his/her designee determines to be appropriate or necessary. The Chairman or his/her designee shall report any pre-approval decisions under this Section 4 of the Policy to the full Audit Committee at the first meeting of the Audit Committee held subsequent to such pre-approval decision. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

                   Section 5. - Prohibited Non-Audit Services

     The following is a list of non-audit services for which the independent auditor is prohibited from providing to the Company under the terms of the SEC's rules on auditor independence:

     - Bookkeeping or other services related to the accounting records or financial statements of the Company;
     -    Financial information systems design and implementation;
     -    Appraisal    or    valuation    services,    fairness    opinions   or
          contribution-in-kind reports;
     -    Actuarial services;
     -    Internal audit outsourcing services;
     -    Management functions;
     -    Human resources;
     -    Broker, dealer, investment adviser or investment banking services;
     - Legal services to the extent that the jurisdiction in which such services are provided requires that the individual providing such service be licensed, admitted or otherwise qualified to practice law; and
     -    Expert services unrelated to the audit.

                             Section 6. - Procedures

     Applications to provide services that require preapproval by the Audit Committee under Section 2 of this Policy, or that require preapproval of the Chairman of the Audit Committee or his/her designee under Section 4 of this Policy, must be made by an auditor in writing. Such an application, which shall include detailed back-up documentation provided by the independent auditor regarding the services provided, shall be submitted to the Audit Committee or the Chairman of the Audit Committee, as applicable, for final resolution.

                         Section 7. - Engagement Letters

     Engagement of the independent auditor under this Policy to provide the following services must be evidenced pursuant to a written engagement letter with the independent auditor that must at least be signed by the Chairman of the Audit Committee or his/her designee before the engagement can commence:

     - Annual audits of the consolidated financial statements of the Company, attestation services associated with the Company's system of internal control over financial reporting and other services associated with the Company's Annual Report on Form 10-K;
     - Quarterly review procedures associated with the Company's unaudited interim consolidated financial statements and other services associated with the Company's Quarterly Reports on Form 10-Q;
     - Services associated with registration statements filed by the Company with the SEC, including responding to SEC comment letters and providing comfort letters; and

     - Any other engagement as may be determined from time-to-time by the Audit Committee or the Chairman of the Audit Committee or his/her designee.

     Any other engagement of the independent auditor under this Policy may be evidenced pursuant to a written engagement letter with the independent auditor, as may be required by the Audit Committee, the Chairman of the Audit Committee or his/her designee, the independent auditor or an officer of the Company, before the engagement can commence. Any such engagement letter may, but is not required to, be signed by the Chairman of the Audit Committee or his/her designee.

                            CompX International Inc.
                              Three Lincoln Centre
                          5430 LBJ Freeway, Suite 1700
                           Dallas, Texas  75240-2697

--------------------------------------------------------------------------------
Proxy - CompX International Inc.
--------------------------------------------------------------------------------

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COMPX INTERNATIONAL INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 19, 2004


The undersigned hereby appoints David A. Bowers, Darryl R. Halbert and A. Andrew
R. Louis, and each of them, proxy and attorney-in-fact for the undersigned, with full power of substitution, to vote on behalf of the undersigned at the 2004 Annual Meeting of Stockholders (the "Meeting") of CompX International Inc., a Delaware corporation ("CompX"), to be held at CompX's corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas on Wednesday, May 19, 2004, at 10:00 a.m. (local time), and at any adjournment or postponement of the Meeting, all of the shares of class A and class B common stock, par value $0.01 per share, of CompX standing in the name of the undersigned or that the undersigned may be entitled to vote on the proposals set forth, and in the manner directed, on this proxy card.


            THIS PROXY MAY BE REVOKED AS SET FORTH IN THE COMPX PROXY
                  STATEMENT THAT ACCOMPANIED THIS PROXY CARD.

The proxies, if this card is properly executed, will vote in the manner directed on this card. If no direction is made, the proxies will vote "FOR" all nominees named on the reverse side of this card for election as directors and, to the extent allowed by the federal securities laws, in the discretion of the proxies as to all other matters that may properly come before the Meeting and any adjournment or postponement thereof.

  PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.
                                SEE REVERSE SIDE.

CompX International Inc.

[Name]
[Address]


[  ]    Mark this box with an X if you have made changes to your name or address details above.

--------------------------------------------------------------------------------
Annual Meeting Proxy Card
--------------------------------------------------------------------------------
A.       Election of Directors

1.       The board of directors recommends a vote FOR the listed nominees.

                                              For               Withhold
01  Paul M. Bass, Jr.                        [  ]                 [  ]
02  David A. Bowers                          [  ]                 [  ]
03  Keith R. Coogan                          [  ]                 [  ]
04  Edward J. Hardin                         [  ]                 [  ]
05  Ann Manix                                [  ]                 [  ]
06  Glenn R. Simmons                         [  ]                 [  ]
07  Steven L. Watson                         [  ]                 [  ]

B.       Other Matters

The board of directors recommends a vote FOR the following proposal.

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournment or postponement thereof.

         [ ] FOR                 [ ] AGAINST                     [ ] ABSTAIN

C. Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign exactly as the name that appears on this card. Joint owners should each sign. When signing other than in an individual capacity, please fully describe such capacity. Each signatory hereby revokes all proxies heretofore given to vote at said Meeting and any adjournment or postponement thereof.

Signature 1 -             Signature 2 -             Date (mm/dd/yyyy)
Please keep signature     Please keep signature
within box                within box


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